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                                   EXHIBIT 99

                AGREEMENT OF REORGANIZATION AND PLAN OF EXCHANGE

          AGREEMENT OF REORGANIZATION AND PLAN OF EXCHANGE dated February 16, 1999 (the "Agreement"), between Mechanics and Farmers Bank, Durham, North Carolina, a North Carolina commercial bank (the "Bank") and M&F Bancorp, Inc., a North Carolina corporation (the "Corporation").

          The Boards of Directors of the Bank and the Corporation desire to establish a holding company structure whereby the Bank will become a wholly-owned subsidiary of the Corporation. The Boards of Directors of the Bank and the Corporation have deemed advisable an exchange of shares between the Bank and the Corporation in order to establish the Bank as a wholly-owned subsidiary of the Corporation in the manner and upon the terms and conditions herein set forth.

          Accordingly, in consideration of the mutual agreements, covenants, and provisions herein contained, the Bank and the Corporation hereby agree as follows:

          1. Exchange of Shares. On the Effective Date (as hereinafter defined), each of the issued and outstanding shares of Common Stock of the Bank, $5 par value per share (the "Bank Shares"), shall be exchanged for one share of Common Stock of the Corporation, no par value per share (the "Corporation Shares"), in a statutory share exchange and reorganization transaction (the "Reorganization") under the authority of Section 55-11-02 of the North Carolina Business Corporation Act (the "North Carolina Code"). As a result of the Reorganization, the Corporation shall become the sole stockholder of the Bank, and the holders of all of the issued and outstanding Bank Shares, except stockholders who exercise dissenters' rights, shall become the holders of all of the issued and outstanding Corporation Shares.

          2. Effective Date. The Reorganization shall become effective at the date and time at which the Articles of Share Exchange are filed with the State of North Carolina and all other state and federal regulatory approvals have been obtained unless a later Effective Date is requested.

          3. Manner of Exchange. On the Effective Date, each Bank Share issued and outstanding at the Effective Date shall be deemed to be exchanged for one Corporation Share in accordance with this Agreement, subject to dissenters' rights.

          4. Rights of Objecting Stockholders. Each holder of Bank Shares who objects to the Agreement and Reorganization and perfects appraisal rights pursuant to the provisions of Sections 55-13-01 et seq. of the North Carolina Code shall be entitled to receive from the Bank in cash the value of such Bank Shares determined in accordance with provisions of such Sections.

          5. Conditions. Consummation of the Reorganization provided for herein shall, except as may be waived by the Board of Directors of both parties hereto, whether before or after approval by the shareholders of the Bank, be subject to the fulfillment of each of the following conditions:

             (a) the Board of Governors of the Federal Reserve System shall have approved an application for the Corporation to become a bank holding company;

             (b) any approvals from the State of North Carolina shall have been obtained;

             (c) the stockholders of the Bank shall have approved this Agreement by the requisite vote and in the manner required by the Bank's charter and the North Carolina Code.

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          6. Termination and Abandonment. The Agreement may be terminated without liability to either party hereto and the transactions abandoned at any time prior to the Effective Date, whether before or after approval by the stockholders of the Bank:

             (a) by the Board of Directors of either the Bank or the Corporation in the event that the conditions referred to in Section 5 hereof have not been fulfilled or waived on or prior to December 31, 1999;

             (b) if the number of shares of capital stock of the Bank voted against the Agreement and Reorganization or that formally dissented from the transaction should make consummation of the transaction contrary to the best interest of the Bank in the sole discretion of the Board of Directors;

             (c) if any action, suit, proceeding or claim has been instituted, made, pursued, or threatened relating to the proposed Reorganization which shall make the consummation of the Reorganization inadvisable or impractical in the sole discretion of the Board of Directors of the Bank; or

             (d) by mutual agreement of the Boards of Directors of the Bank and the Corporation if for any other reason consummation of the Reorganization is inadvisable in the opinions of the respective Boards.

          IN WITNESS WHEREOF, the Bank and the Corporation have caused the Agreement to be duly executed and attested as of the date first above written.


ATTEST:                                        MECHANICS AND FARMERS BANK

/s/Fohliette W. Becote                         By: /s/Julia W. Taylor
---------------------------------                  -----------------------------
Fohliette W. Becote, Secretary                        Julia W. Taylor, Chairman,
                                                      President and CEO



ATTEST:                                        M&F BANCORP, INC.

/s/Fohliette W. Becote                         By: /s/Julia W. Taylor
----------------------------------                 -----------------------------
Fohliette W. Becote, Secretary                        Julia W. Taylor, Chairman,
                                                      President and CEO